UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 North Park Place, Suite 201, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 15, 2015, Pernix Therapeutics Holdings, Inc. (the “Company”) issued a press release updating its guidance and business outlook for the quarter ended March 31, 2015 and the full year ending December 31, 2015.  A copy of the press release is attached hereto as Exhibit 99.1.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is also disclosing that it may use its website, http://www.pernixtx.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including but not limited to statements set forth in the press release attached hereto as Exhibit 99.1, may constitute forward-looking statements. These forward looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from the Company’s expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see the Company’s most recent annual report on Form 10-K and other filings made with the Securities and Exchange Commission. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Item 3.02.    Unregistered Sales of Equity Securities.

On April 16, 2015, the Company entered into an agreement (the “Inducement Agreement”) with all of the holders of its 8.00% Convertible Senior Notes due 2019 (the “2019 notes”) representing $65 million aggregate principal amount of the 2019 notes, pursuant to which such holders agreed to the removal of substantially all of the material restrictive covenants in the indenture governing the 2019 notes and to convert their notes in accordance with the provisions of such indenture in exchange for an aggregate of 2,338,129 shares of the Company’s common stock (the “Inducement Shares”).  The issuance of the Inducement Shares will be made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2). Each of the holders entering into the Inducement Agreement agreed not to sell the shares of our common stock to be issued to it upon conversion of the 2019 notes for 145 days (the "lock-up period") subject to exceptions, including in connection with settling existing short positions with respect to the 2019 notes and underwritten public offerings pursuant to existing registration rights with respect to such shares of our common stock. In addition, such holders are permitted to dispose of up to 80 percent of such shares of our common stock remaining after settling existing short positions prior to the end of the lock-up period in specified intervals.

The foregoing description of the Inducement Agreement is not complete and is subject to and qualified in its entirety by reference to the Inducement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events.

On April 15, 2015, the Company issued a press release announcing the Company’s proposed private offering of $120 million principal amount of convertible senior notes due 2021, to be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act or to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On April 17, 2015, the Company issued a press release announcing that the Company has priced its previously announced offering of $130 million principal amount of convertible senior notes due 2021. The size of the offering was increased from the previously announced aggregate principal amount of $120 million.   A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

 (d) Exhibits. The following documents are filed as exhibits to this report:

Exhibit No.	Description
10.1	Inducement Agreement, dated as of April 16, 2015, by and among Pernix Therapeutics Holdings, Inc. and the investors listed on Schedule 1 thereto.
99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated April 15, 2015.
99.2	Press Release of Pernix Therapeutics Holdings, Inc. dated April 15, 2015.
99.3	Press Release of Pernix Therapeutics Holdings, Inc. dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pernix Therapeutics Holdings, Inc.

Date: April 17, 2015	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Inducement Agreement, dated as of April 16, 2015, by and among Pernix Therapeutics Holdings, Inc. and the investors listed on Schedule 1 thereto.
99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated April 15, 2015.
99.2	Press Release of Pernix Therapeutics Holdings, Inc. dated April 15, 2015.
99.3	Press Release of Pernix Therapeutics Holdings, Inc. dated April 17, 2015.